EXHIBIT 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Seaspan Corporation

We consent to the incorporation by reference in the Registration Statements (Nos. 333-180895, 333-195571, 333-200639, 333-211545, 333-220176, 333-224288, 333-227597 and 333-229312) on Form F-3, (Nos. 333-151329, 333-202698 and 333-224291) on Form F-3D, and (Nos. 333-173207, 333-189493, 333-200640, 333-212230 and 333-222216) on Form S-8 of Seaspan Corporation of our report dated March 25, 2019, with respect to the consolidated balance sheets of Greater China Intermodal Investments LLC as of December 31, 2018 and 2017, and the related consolidated statements of net income and comprehensive income, members’ equity, and cash flows for each of the years in the three year period ended December 31, 2018, and the related notes (collectively, the “consolidated financial statements”), which report appears in the December 31, 2018 annual report on Form 20-F of Seaspan Corporation.

/s/ KPMG LLP

Chartered Professional Accountants

March 25, 2019

Vancouver, Canada